Exhibit 10.9

EXECUTION VERSION

Aurora Acquisition Corp.
20 North Audley Street
London W1K 6LX
United Kingdom

May 10, 2021

Vishal Garg

175 Greenwich Street, FL 59

New York, NY 10007

(the “Founder”)

Re: Merger Agreement with Better HoldCo, Inc. – Share Pledge & Charitable Contributions

Ladies and Gentlemen:

This letter agreement (this " Letter Agreement") is being entered into in connection with the

(i) Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, among Aurora Acquisition Corp., a Cayman Islands exempted company limited by shares (the “Acquiror”), Aurora Merger Sub I Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror ("Merger Sub"), and Better HoldCo, Inc., a Delaware corporation (the “Company”) and (ii) Company Holders Support Agreement (the “Company Support Agreement”), dated as of the date hereof, among the Founder, the Acquiror, the Company and certain other Persons listed in Schedule I thereof. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement or Company Support Agreement, as applicable.

In consideration of the Mergers and the other transactions contemplated by the Merger Agreement and the Ancillary Agreements, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Acquiror does hereby agree with the Founder as follows:

1.	With respect to the Founder, the permitted Transfers in Section 3.2 of the Company Support Agreement shall also include any pledge by the Founder or his affiliates or associates (the “Founder Related Entities”) of shares of Acquiror Common Stock beneficially owned by the Founder or the Founder Related Entities following the Closing, in an aggregate principal amount of up to $150,000,000, to support loans made to the Founder or the Founder Related Entities by third-party lenders or depository institutions.

2.	It is understood and agreed that the Founder shall, promptly following the Closing, contribute an amount equal to the total after-Tax Cash Consideration received by the Founder, if any, pursuant to the terms of Section 3.1 of the Merger Agreement to (i) any 501(c) Organization or (ii) U.S. Political Organization, as determined in the Founder’s sole discretion.

EXECUTION VERSION

(a)	For purposes of this Section 2:

(i)	“501(c) Organization” means an entity that is exempt from taxation under Section 501(c)(3) or Section 501(c)(4) (or any successor provisions) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), including any fund, foundation, trust or other organization that may be established by the Founder and qualifies as an entity exempt from taxation under 501(c) of the Code.

(ii)	“U.S. Political Organization” means any entity sponsored by or endorsing political candidates, parties, campaigns, or issues or positions on any legislation or Law.

3.	Article IV of the Company Support Agreement shall be incorporated herein by reference and made applicable, mutatis mutandis, to this Letter Agreement as if set forth in its entirety herein.

[Signature Pages Follow]

Sincerely,

AURORA ACQUISITION CORP.

By:	/s/ Arnaud Massenet
Name:	Arnaud Massenet
Title:	Chief Executive Officer

[Signature Page to VG Pledge Side Letter Agreement]

ACCEPTED AND ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

VISHAL GARG

/s/ Vishal Garg

[Signature Page to VG Pledge Side Letter Agreement]